Exhibit 99.2

FOR IMMEDIATE RELEASE:                                                                                  Ref: 18-06

TopBuild Announces Senior Notes Offering in Connection

with its Previously Announced Acquisition of USI

DAYTONA BEACH, FL – April 9, 2018 — TopBuild Corp. (NYSE:BLD), the leading purchaser, installer and distributor of insulation products to the U.S. construction industry, today announced a private offering of $375.0 million aggregate principal amount of Senior Notes due 2026 to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to certain non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. TopBuild intends to use the net proceeds from the sale of the notes to fund its previously announced acquisition of United Subcontractors, Inc. (“USI”).

The notes may initially be issued by a newly-formed wholly owned subsidiary of TopBuild pending consummation of the acquisition of USI. In that event, the net proceeds from the issuance and sale of the notes, together with certain additional funds, will be deposited in a segregated escrow account. Upon release of the funds from escrow following satisfaction of certain conditions, TopBuild expects to use the net proceeds from the offering of the notes, together with proceeds from a $100.0 million delayed draw term loan commitment currently available under its existing secured credit facility and cash on hand to finance the acquisition of USI, including the repayment of certain of USI’s indebtedness and the payment of related fees and expenses.

If the acquisition of USI is not completed, the notes will be redeemed. Upon consummation of the acquisition of USI and the release of the escrowed funds, TopBuild would assume all of the obligations under the notes, and the notes would be guaranteed, on an unsecured senior basis, by all of TopBuild’s subsidiaries, including USI.

The notes offering is subject to market and other conditions, and there is no assurance that the offering will be completed or, if completed, as to the terms on which it will be completed.

The notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s actual results may differ materially from the results discussed in its forward-looking statements. The Company’s forward-looking statements contained herein speak only as of the date of this press release. Factors or events the Company cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause the Company’s actual results to differ from those expressed in forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved, and the Company undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

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